UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2007

INTCOMEX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Miami, FL 33172

(Address, including Zip Code, of Principal Executive Offices)

(305) 477 – 6230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	– Entry into a Material Definitive Agreement

As previously disclosed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2007, as of March 31, 2007, the subsidiary of Intcomex, Inc. (the “Company”), Software Brokers of America, Inc. (“SBA”) was in default on its capital expenditure covenant under its revolving credit facility with Comerica Bank. On May 14, 2007, SBA requested and received a waiver from Comerica Bank on the covenant default and on May 15, 2007 an amendment (the “Amendment No. 2”) to the revolving credit facility was signed increasing the facility to $27.5 million from $25.0 million and raising the 2007 capital expenditure limit to $2.5 million from $1.0 million. The delay in the relocation of the Company’s main warehouse and headquarters in Miami from December, 2006 to March, 2007 and the resulting delay in capital expenditures was the cause of the default.

Amendment No. 2 is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the exhibit.

ITEM 5.02	– Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On July 11, 2007, Gisele Everett resigned as a director of the Company. At the time of her resignation, Ms. Everett was a member of the Audit Committee. Ms. Everett had no disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On July 11, 2007, Andres Small was appointed to the Company’s Board of Directors (the “Board”) as a director. Mr. Small is an independent director within the meaning of the applicable rules, laws and the listing standards of the Nasdaq Global Market. Mr. Small will serve on the Board until our Annual Meeting of Shareholders in 2008.

Pursuant to the Second Amended and Restated Shareholders Agreement, Mr. Small had been nominated by our controlling shareholder Citigroup Venture Capital International (“CVCI”) to fill the vacancy left by Ms. Everett’s resignation and was elected by the existing Board. Mr. Small is currently a private equity transactor focused on emerging markets at CVCI. As a CVCI director, Mr. Small is not entitled to any director compensation.

On July 11, 2007, the Company appointed Juan Pablo Pallordet to the Audit Committee. Mr. Pallordet is not an independent audit committee member under the applicable independence standards for Audit Committee members.

A copy of the press release dated July 17, 2007, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits –

Exhibit No.	Description
10.1	Amendment No. 2 to Credit Agreement, dated as of May 15, 2007, by and among Software Brokers of America, Inc. and Comerica Bank.
99.1	Press release dated July 17, 2007, which announced Intcomex, Inc.’s board changes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intcomex, Inc.
(Registrant)

Dated: July 17, 2007	By: /s/ Russell A. Olson
Russell A. Olson
Chief Financial Officer

Exhibit Index

Exhibit Number         Description

Exhibit No.	Description
10.1	Amendment No. 2 to Credit Agreement, dated as of May 15, 2007, by and among Software Brokers of America, Inc. and Comerica Bank.
99.1	Press release dated July 17, 2007, which announced Intcomex, Inc.’s board changes.